UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  August 13, 2009 (August 12, 2009)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 12, 2009, management of INX Inc. (the "Company") in consultation with the Audit Committee of the Board of Directors, determined that the Company's financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 should no longer be relied upon and will require restatement.  This determination was made following a review by the Company of the following:

•
During the performance of a routine internal audit, a computational error was discovered in the calculation of services revenue and related commission expense affecting the fiscal quarter ended March 31, 2009.  The Company has determined that correction of the error will result in an increase in its previously reported net loss of approximately $186,000 ($0.02 per share). The error affects the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009.  The correction has no effect on the previously reported Statement of Cash Flows.

•
The Company previously presented its floor plan financing balances as trade accounts payable because it believed that its principal vendor had a substantial investment in the floor plan financing company.  During the preparation of its Quarterly Report on Form 10-Q for the period June 30, 2009, the Company became aware that the principal vendor had no ownership interest in its floor plan financing company.  Consequently, the Company will correct its presentation of the floor plan balances in its Balance Sheets from trade accounts payable to floor plan financing and the related amounts in its Statements of Cash Flows from operating activities to financing activities.  The error affects the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009.  The correction of the error has no effect on the previously reported statements of operations.  There is no impact to the Company's current liabilities or total liabilities as a result of this reclassification for each of the three years ended December 31, 2008 or as of March 31, 2009 and 2008.

The effect of the aforementioned corrections on the condensed consolidated financial statements as of and for the three months ended March 31, 2009 and 2008 previously filed on the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 and on the consolidated financial statements as of and for the years ended December 31, 2008, 2007, and 2006 as previously filed on the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are disclosed in Exhibit 99.1.

The Company is expecting to amend its previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 as expeditiously as possible.  Also, certain immaterial adjustments affecting the consolidated financial statements as of and for the year ended December 31, 2008 and as of and for the three-month period ended March 31, 2009 will be reflected in the amended filings.  Due to the fact that these adjustments are considered immaterial, they have not been quantified and disclosed in Exhibit 99.1.  The Company will also evaluate whether the errors were the result of a material weakness in internal control and will include the results of this evaluation in the amended Form 10-K and Form 10-Q.

Management and the Audit Committee of the Board of Directors have discussed the matters disclosed in this Form 8-K with Grant Thornton LLP, the Company’s independent registered public accounting firm at the time the Form 10-K and Form 10-Q were originally filed, and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, in reaching the conclusion to restate the financial statements for the above mentioned periods to reflect the correction of the errors.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

99.1	Restatement of Previously Issued Financial Statements

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INX Inc.
Date: August 13, 2009	By: /s/ Brian Fontana Brian Fontana Chief Financial Officer